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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-168074) pertaining to the Convio 1999 Stock Option/Stock Issuance Plan, 2000 Stock Option Plan of GetActive, 2006 Equity Incentive Plan of GetActive, and Convio 2009 Stock Incentive Plan of our report dated March 11, 2011, with respect to the consolidated financial statements of Convio, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Austin, Texas
March 11, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm